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                                                                   Exhibit 10.12

                     OUT-SOURCED INFORMATION SYSTEM SERVICES


This Agreement is entered into by and between Pima County, a body politic and corporation of the State of Arizona, herein called "COUNTY", on behalf of Pima Health Systems, herein called "PLAN", and Digital Sciences Inc., hereinafter called "COMPANY" located at 303 S. Southgate, Suite 1, Chandler, AZ 85226.

                                    RECITALS

         WHEREAS, COUNTY provides medical and non-medical services through PLAN pursuant to a contract with the Arizona Health Care Cost Containment System (AHCCCS), the Arizona Department of Economic Security (DES), and the Arizona Long Term Care System (ALTCS), and
         WHEREAS COUNTY requires information services to manage said medical and non-medical services, and
         WHEREAS, COUNTY has issued RFP #002-95 and this Agreement is pursuant to that RFP;
         NOW THEREFORE, the parties agree to the following:

                                ARTICLE I - TERM

The term of this Agreement shall be from January 8, 1996 to December 31, 1998 unless sooner terminated or further extended pursuant to the provisions of Articles XVII, XVIII or XXI of this Agreement.

                          ARTICLE II - RESPONSIBILITIES

This Agreement shall be for the provision of Out-Sourced Information System Services as outlined in RFP #002-95, addenda, COMPANY response and Best and Final Offer submissions. Attachment A summarizes the mutually agreed upon deliverables and time frames required of COMPANY and PLAN for the Information System Services.

Responsibilities of COMPANY

A. COMPANY shall comply with provisions of federal laws and regulations governing the TITLE XIX program (AHCCCS) except for those requirements waived for the State of Arizona by the Federal Government. COMPANY shall comply with the provisions of ARS Section 36-2901 et. seq., governing AHCCCS and with all applicable regulations promulgated by the AHCCCS Administration (AHCCCSA).

B. COMPANY agrees to design, develop, implement and maintain current, at no additional cost to PLAN, all AHCCCSA, DES and Federal compliance changes, or updates, required of PLAN including the current technical requirements contained in the

         AHCCCS CONTRACTED HEALTH PLAN TECHNICAL INTERFACE GUIDELINES, and AHCCCS ENCOUNTER REPORTING USERS MANUAL, or other technical memoranda as provided in writing by AHCCCSA. Initial copies are included in APPENDICES II and III of RFP #002-95.

C. COMPANY shall have completed the end of month processing cycle no later than two (2) business days from the date of COMPANY's receipt of PLAN's input data, receipt being when said input data is in the possession of an employee or sub-contractor of COMPANY.

D. COMPANY agrees to provide PLAN, by project start date, a written implementation and conversion plan with dates and responsibilities of COMPANY and PLAN for the inception of charges in ATTACHMENT A.

E. COMPANY shall provide samples of all existing QMACS(TM) reports. Delivery of such sample reports shall coincide with the project start date under this Agreement.

F. COMPANY shall provide a full time Account Manager to be located at the PLAN site. PLAN shall provide functional office space and furniture, local telephone service, and basic office supplies for such staff. COMPANY shall be responsible for all personnel, hardware, software, and long distance telephone costs. COMPANY shall allow PLAN to interview, provide input and establish a working relationship with COMPANY proposed Account Manager. Start date for on-site COMPANY Account Manager shall be no later than February 1, 1996.

G. COMPANY Account Manager will be a knowledgeable COMPANY staff person experienced in both healthcare and QMACS(TM) software. COMPANY Account Manager will be capable of fostering the relationship between the PLAN and COMPANY, providing effective communication and customer service, representing COMPANY in internal operations and directions, advising and coordinating software development, and managing COMPANY'S daily operations at PLAN site. COMPANY Account Manager will provide these services full-time at PLAN site upon initial payment under this Agreement through completion and PLAN acceptance of all RFP #002-95 requirements. After that time, COMPANY Account Manager will always be available to the PLAN but maintenance responsibilities may be delegated to COMPANY SUBORDINATES to be supervised by COMPANY Account Manager.

H. COMPANY shall provide installation of a current version of QMACS(TM) system at PLAN site. Initial installation of QMACS(TM) system shall coincide with project start date under this Agreement and will be operable on at least one stand alone PLAN computer.

I. COMPANY shall provide complete and current QMACS(TM) relational database schemas and all documentation required to use all ad hoc report writing tools. Such documentation shall include the QMACS(TM) relational database schema and all supporting documentation detailing all columns (fields) and tables (files) with data element type, size


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         and attribute defined for each database. Delivery of documentation shall coincide with project start date under this Agreement. COMPANY shall provide timely updates to the data dictionary, schema and all supporting documentation.

J. COMPANY shall provide within 30 calendar days of project start date initial QMACS(TM) system and ad hoc report writing tool training, including Task Manager, CRYSTAL(TM) report writer and existing reports, and electronic mail/ scheduling.

K. COMPANY shall be responsible to convert PLAN's existing active provider, member, enrollment, prior authorization and claims data to the extent necessary to enable normal operations using the QMACS(TM) software. Historical inactive provider, member, enrollment prior authorization and claims data for the 24-months preceding the live date shall be converted to production tables. Up to 36 months of historical data not converted to production tables will be warehoused in current record format in appropriate warehouse files with CRYSTAL(TM) access. Any additional conversion shall be charged at COMPANY's normal hourly rates for data conversion as specified in ATTACHMENT A.

L. COMPANY agrees not to charge extra or separately for inactive members maintained on the system.

M. COMPANY shall provide an emergency communication system as a "HOTLINE" twenty-four (24) hours a day, seven (7) days a week for trouble shooting and emergency situations through the duration of this Agreement. PLAN will be prior notified of a change to the communication system. If the communications system becomes disabled due to equipment failure, COMPANY will notify PLAN within two (2) hours of an alternate system.

N. COMPANY shall provide complete and up to date QMACS(TM) system user documentation. Such documentation shall also include all PLAN specific enhancements. COMPANY shall provide timely updates to such documentation. COMPANY shall provide the PLAN with such documentation no later than the end of parallel processing.

O. COMPANY agrees to provide, at no additional cost to PLAN, the necessary information processing interface for pharmacy claims management to include membership, provider and claims data transmissions and management reports.

P.       COMPANY shall provide and maintain current, at no additional cost to
         PLAN:

         1.       A National Drug Code (NDC) reference file.

         2. A reference file containing International Classification of Diseases (ICD-9) diagnosis and procedure codes.

         3. A procedure code reference file containing the Health Care Financing Administration Common Procedure Coding Scheme (HCPCS), the American


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                  Medical Association Physician's Current Procedural Terminology
                  (CPT-4) and AHCCCS specific procedure codes. COMPANY shall also provide the PLAN the ability to maintain PLAN specific procedure codes.

         4. A reference file containing the AHCCCSA Fee for Service Pricing schedule.

Q. COMPANY shall provide, at no additional cost to PLAN, planning, development, and implementation required to accept and adjudicate electronic submissions of claims data. Such development shall include all management reports required by PLAN and the file format for Kino Community Hospital. Any new submissions will be in a mutually agreeable format. PLAN will provide resources to interpret incoming format.

R. COMPANY shall provide a written cost estimate, at no additional cost to PLAN, for PLAN approval prior to performing any work, not included in the PMPM Base Fee.

S. COMPANY shall provide consistent representation at AHCCCSA technical meetings upon AHCCCSA and/or PLAN request.

T. COMPANY shall sponsor periodic user group meetings for the QMACS(TM) system and ad hoc reporting tools.

U. COMPANY agrees to provide tape transmissions at no cost to PLAN. Tape transfers will be charged on a cost pass-through basis for courier service and media.

Responsibilities of PLAN

A. PLAN shall be responsible for utilizing the QMACS(TM) Managed Care Administrative software in accordance with written documentation provided by COMPANY.

B. PLAN shall enter all data required for correct operation of QMACS(TM) Managed Care Administrative software at PLAN's expense.

C. PLAN shall provide to COMPANY, in a mutually acceptable form, the data and materials as agreed by PLAN and COMPANY to enable COMPANY to provide the services called for by this Agreement.

D. PLAN is solely responsible for the accuracy and timeliness of such information. If the data and materials submitted by PLAN are incorrect, or not in the form mutually agreed upon by COMPANY and PLAN for processing, COMPANY costs may be charged to PLAN in accordance with ATTACHMENT A.

E. PLAN shall be solely, financially responsible for payment of all PLAN claims processing through QMACS(TM) software. PLAN shall be responsible for the timely processing of all claims in accordance with all Federal, State and County regulations.



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F.       PLAN shall be responsible for providing COMPANY all data to be converted in a format useable by COMPANY for conversion, and provide full and complete technical documentation of the format(s) of all data to be converted. PLAN shall provide at PLAN expense personnel familiar with the existing data format and definition to assist COMPANY during conversion process. Quality Assurance of data to be converted will be the responsibility of PLAN.

G. PLAN shall promptly provide COMPANY with copies of documents and other material communications from AHCCCSA that affect the service provided by COMPANY under this Agreement.

H. PLAN shall be responsible for responding to and updating the AHCCCSA Encounter Pend Tape in a timely manner.

I. PLAN agrees to provide appropriate representation at COMPANY training and design sessions applicable to PLAN.

J. PLAN acknowledges that COMPANY's software is rule-based and PLAN is responsible for the accurate data definition and set-up of Provider Contracts and Benefit Plans according to COMPANY supplied documentation and training. PLAN is responsible for all errors and sanctions as a result of improper data set-up.

      ARTICLE III - REIMBURSEMENT [Confidential treatment has been requested]

PLAN shall reimburse COMPANY on the schedule of charges contained in ATTACHMENT
A.

Total payment for the term of this Agreement shall not exceed [****] unless a duly executed amendment has been signed by COMPANY and COUNTY.

                           ARTICLE IV - PAYMENT METHOD

Prices

The prices set forth in the Agreement are only for the services as specified in Pima County PFP #002-95. Any enhancements (software modification and program development costs that are unique to PLAN's requirements) additions or changes to the work described herein which are requested by the PLAN, will be charged at the rates indicated in ATTACHMENT A, upon project completion and acceptance by PLAN. PLAN shall provide COMPANY with written specifications for such enhancements. PLAN will pay all applicable sales taxes; COMPANY will be liable for all other taxes.

Billing

After the end of parallel processing, COMPANY shall bill PLAN at the beginning of each calendar month for an average number of eligible PLAN members during the previous month.


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                    **** - Confidential Treatment Requested
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PLAN agrees to pay for such services within twenty business days of receipt of invoice. Payment shall be made in an amount equal to the invoice amount unless invoiced items are disputed by the PLAN, in which case disputed amounts will be deducted and amount settled after dispute resolution. PLAN has the right to withhold payment for non-performance as mutually defined.

                          ARTICLE V - NON-APPROPRIATION

Notwithstanding any other provision in this Agreement, this Agreement may be terminated if for any reason the Pima County Board of Supervisors does not appropriate sufficient monies for the purpose of maintaining this Agreement. In the event of such cancellation, COUNTY shall have no further obligation to COMPANY other than for services already provided.

                    ARTICLE VI - SERVICES QUALITY PROVISIONS

COMPANY agrees to provide professional services in accordance with all laws, rules and regulations of all governmental authorities having jurisdiction.

Response Time

COMPANY and PLAN agree that an Average Response Time is critical to the successful use of the information system by the Plan. COMPANY has specified the work-station configuration required to ensure the required response time and PLAN agrees to provide work-stations that meet the specification. The work-stations will be connected via an Ethernet(TM) network operating at a minimum of 10 million bits per second.

COMPANY is responsible for providing appropriate server hardware, server software, and server based application software (QMACS(TM)), during the entire term of this Agreement at no additional cost to PLAN, to ensure PLAN receives response times that are better than, or equal to, the times defined below for each QMACS(TM) Module. The Average Response Time will be calculated from response time measurements taken between the hours of 9:00 A.M. and 11:00 A.M. and 2:00 P.M. and 4:00 P.M. over a period of not less than three nor more than five normal work days.

         PROVIDER MODULE, MEMBER MODULE, & AUTHORIZATION MODULE
         Response time for a Query in these modules is defined as the delay from the time of execution of the query until the display of the first data set retrieved. Response time for these three modules will be two (2) seconds or less.

         CLAIM MODULE
         On-line claim adjudication of HCFA 1500 claims with an average of three lines Response time for an on-line claim adjudication is defined as the time from execution of the adjudication until the adjudication process is complete. Average Response Time will be ten (10) seconds or less with a worst case adjudication Response Time of twenty (20) seconds.


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         On-line claim adjudication of UB-92 claims with an average of ten (10)
         lines. Response time for an on-line claim adjudication is defined as the time from execution of the adjudication until the adjudication process is complete. Average Response Time will be 10 seconds or less with a worst case adjudication Response time of thirty (30) seconds.

Should the system fail to provide the agreed upon response time, DSI has 30 days to correct the problem or be deemed in default of this provision.

System and Software Maintenance [Confidential treatment has been requested]

COMPANY agrees to maintain, at COMPANY expense, the server and all COMPANY provided hardware under a field service maintenance contract. Contract coverage must be seven (7) days per week, twenty four (24) hours per day with a guaranteed four (4) hour response time (defined as complete problem resolution, corrective site service, or corrective action acceptable to PLAN). COMPANY is responsible for up to [****] of the cost of the maintenance contract.

COMPANY agrees to provide and maintain, at COMPANY expense, the server software, and all appropriate languages and software utilities, at a level no more than one version behind the latest released version. COMPANY agrees to maintain the application software, QMACS(TM), at a level that is compatible with the Server Software language; and utilities described in the sentence above.

Reprocessing

COMPANY shall, at its option, have the right to reprocess, at no additional cost to the PLAN, to correct any errors for which COMPANY may be responsible in full satisfaction of all PLAN's claims. PLAN and COMPANY agree to mutual written notification of any claim error(s) made in connection with the service herein within five (5) days of error discovery and to furnish supporting documentation of such claim. Reprocessing services furnished herein are deemed acceptable to PLAN unless notice and proof of claim are made within ninety (90) days.

Pick-up Data

COMPANY shall document disaster recovery services to PLAN. All costs for Disaster Recovery services are included in the PMPM Base Fee per ATTACHMENT A. COMPANY and PLAN agree to test the Disaster Recovery procedure at a minimum of every 12 months. PLAN reserves the right to conduct an un-announced test of the disaster recovery service and procedures.

COMPANY shall retain calendar year back-up databases for a period of five (5) years provided this Agreement remains in force. Upon termination of the Agreement, COMPANY shall retain such calendar year back-up databases for a period of ninety (90) days following the termination of this Agreement.



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                    **** - Confidential Treatment Requested
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Retention of these calendar year databases beyond those specified periods herein shall be at PLAN's expense at COMPANY's prevailing rate for such services. COMPANY shall retain back-up of all PLAN transaction and history files as specified in RFP #002-95, unless otherwise negotiated by the COMPANY and PLAN.

Upon termination of the agreement, for any reason, COMPANY shall give PLAN record layouts and copies of all current and historical data files used during most recent five (5) year period of the contract. These files shall be provided on industry standard media specified by the PLAN and in a standard ASCII format consistent with PLAN's record layouts at the time of termination. COMPANY will cooperate by expediting the conveyance of all PLAN data to facilitate conversion no later than 15 days after said termination. There shall be no additional cost to PLAN for these files.

Legal

Current program source code will be held by an escrow agent acceptable to PLAN in case of business or contract compliance failure. COMPANY shall maintain the source code applicable to PLAN in a safety deposit box along with the release allowing PLAN access to the source code; code shall be updated monthly. PLAN shall be able to access the source code in the event COMPANY is in default and is unable to cure any defects in accordance with this Agreement. PLAN is entitled to access the source code upon demonstrating that PLAN has given written notice of default to COMPANY. Appropriately executed license and non-disclosure agreements will be included in the escrow.

PLAN agrees to enter into a mutually acceptable confidentiality agreement with COMPANY per ATTACHMENT C.

Reliance on Data

PLAN agrees to provide the data and materials as specified and required by COMPANY to enable it to perform the services under this Agreement. If the data and materials submitted by PLAN are incorrect, incomplete, or not in the form agreed upon between COMPANY and PLAN for processing, then COMPANY charges may be adjusted in accordance with its then prevailing rates to reflect the additional work necessary to correct, complete, or otherwise prepare such data for processing. PLAN and COMPANY further agree that any schedule set forth herein that may be extended by reason of delay caused by the conditions described in the preceding sentence shall not constitute default of performance.

Confidential Handling of Data

All data and information supplied to COMPANY by PLAN in connection with the performance of any service hereunder shall be kept in confidence and shall not be disclosed to anyone outside the organizations of PLAN and COMPANY, except authorized representatives of governmental agencies responsible for regulation of PLAN and/or COMPANY or other persons authorized by COUNTY.



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
LIABILITIES

COMPANY shall not be liable, or deemed to be in default, for any delay or failure in performance under this Agreement or interruption of services resulting, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war (whether declared or not), or insurrection, provided, however, respondent shall be obligated to notify PLAN as to the nature of the event, and the estimated delay resulting therefrom. Failure to notify PLAN shall be cause for automatic imposition of liquidated damages, or termination of contract, at the option of the PLAN.

COMPANY shall be liable for any sanctions imposed on PLAN by AHCCCS or the Federal Internal Revenue Service as a result of COMPANY's failure to meet any of its responsibilities under this contract, to the extent such failure is the fault of COMPANY. COMPANY's liability under this section during any AHCCCSA plan year shall be limited to Twenty-Five Percent (25%) of the total PMPM fees paid by PLAN during any AHCCCSA Plan Year. If there appears to be reasonable grounds to appeal an imposed sanction, COMPANY and PLAN will cooperate in preparing and presenting the appeal. However, any sanctions that are attributable to PLAN shall not be deemed as COMPANY's responsibility.

COMPANY and PLAN understand and acknowledge that they each have, may have, or are entitled to have business relationships with various vendors, vendees, licensees, licensors, employees, agents and principals. COMPANY and PLAN acknowledge and agree that their business relationship is non-exclusive and that each of them, in event of any default by the other, is entitled to pursue any available legal remedy against the other.

                  ARTICLE VII -- AHCCCS SUBCONTRACT PROVISIONS

COMPANY agrees to AHCCCS and ALTCS Subcontract Provisions in ATTACHMENT B.1 and B.2.

                          ARTICLE VIII -- NON-WARRANTY

The parties do not warrant their respective right or power to enter into this Agreement and if the same is declared null and void by court action initiated by third persons, there shall be no liability to the other party by reason of such action or by reason of this Agreement.

                         ARTICLE IX -- BOOKS AND RECORDS

COMPANY shall keep and maintain proper and complete books, records and accounts and the same shall be open for inspection and audit by duly authorized representative of COUNTY, and State at all reasonable times.



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                     ARTICLE X -- LICENSURE AND REGISTRATION

COMPANY shall obtain and keep current for the term of this Agreement any license, registration or permit which shall be required by the State of Arizona. Notification of granting or denial of the permit or license shall immediately be sent to PLAN.

                     ARTICLE XI -- COMPLIANCE WITH ALL LAWS

COMPANY shall comply with all federal, state and local laws, rules, regulations, standards and Executive Orders, without limitation to those designated within this Agreement. The laws and regulations of the State of Arizona shall govern the rights of the parties, the performance of this Agreement and any disputes hereunder. Any action relating to this Agreement shall be brought in Pima County, Arizona.

                           ARTICLE XII -- SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law. Any changes in the governing laws, rules, and regulations during the term of this Agreement shall apply but do not require an Amendment.

                        ARTICLE XIII - NON-DISCRIMINATION

COMPANY shall not discriminate against any COUNTY employee, client or any other individual in any way because of that person's age, race, sexual preference, color, religion, sex, disability or national origin in the course of carrying out COMPANY's duties pursuant to this Agreement. COMPANY shall comply with the provisions of Executive Order 75-5.

                  ARTICLE XIV - AMERICANS WITH DISABILITIES ACT

COMPANY shall comply with all applicable provisions of the Americans With Disabilities Act (P.L. 101-336, 42 USC, 12101 - 12213) and all applicable federal regulations under the Act including 28 CFR, Parts 35 and 36.

                             ARTICLE XV - INSURANCE

COMPANY shall provide evidence of insurance as follows: Commercial General Liability in the amount of THREE MILLION DOLLARS ($3,000,000.00) including products and liability for completed operations. PIMA COUNTY is to be named as an additional insured for all operations performed within the scope of the contract between COUNTY and COMPANY. Evidence of statutory Worker's compensation coverage must also be provided including FIVE-HUNDRED THOUSAND DOLLARS ($500,000) in employers liability. COMPANY will provide proof of automobile liability insurance coverage for COMPANY employees officed at PLAN site. All certificates of insurance must provide for guaranteed thirty (30) days written notice of cancellation, non-renewal or material change. Any modifying language in the insurance must be deleted.



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\                          ARTICLE XVI - INDEMNIFICATION

COMPANY shall indemnify, defend and hold harmless COUNTY, its officers, departments, employees and agents from and against any and all suits, actions, legal or administrative proceeding, claims, demands or damages of any kind or nature which result from any act or omission of COMPANY, its agents, employees or anyone acting under its direction, control or on its behalf whether intentional or negligent.

                    ARTICLE XVII - TERMINATION WITHOUT CAUSE

COUNTY may terminate this Agreement without cause upon the provision of thirty
(30) days prior written notice to COMPANY.

                      ARTICLE XVIII - TERMINATION FOR CAUSE

If in the judgment of either party to this Agreement, the other party does not perform in accordance with the conditions of this Agreement, or is otherwise in default of any provision of this Agreement, the party claiming non-performance or default shall give written notice to the other party specifying the nature of the non-performance or default. If the nonperformance or default is not corrected within thirty (30) days after receipt of such written notice, or if the non-performing or defaulting party fails to diligently pursue remedies for corrections which require more than thirty (30) days to complete, the party claiming nonperformance or default may terminate this Agreement. This Agreement shall remain in force only as long as PLAN retains its AHCCCS and/or ALTCS contracts with the State of Arizona.

COMPANY may terminate this Agreement and its obligations under this Agreement if PLAN or third parties engaged by COUNTY or PLAN purposely alter, add, delete or make any structural or technical modifications to the database without written permission of the COMPANY.

                    ARTICLE XIX - RECOVERY OF COMPANY ASSETS

Upon expiration or termination of the Agreement for any reason, all copies of QMACS(TM) Software and documentation, including but not limited to, database schemas, all equipment and documentation used during execution of this Agreement by COMPANY and in the possession of PLAN or COUNTY, and all third party software utilized by COMPANY in the execution of its responsibilities under this Agreement and in the possession of PLAN or COUNTY, shall be delivered promptly to COMPANY within 30 days. PLAN shall certify in writing to COMPANY that all software and hardware related items belonging to COMPANY and in the possession of PLAN or COUNTY have been returned to the COMPANY.

                              ARTICLE XX - REMEDIES

Either party may pursue any remedies provided by law for the breach of this Agreement. No right or remedy is intended to be exclusive of any other right or remedy and each shall be


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
cumulative and in addition to any other right or remedy existing at law or at equity or by virtue of this Agreement.

                        ARTICLE XXI - CONTRACT EXTENSIONS

This Agreement may be extended for up to two (2) additional three (3) year periods through a duly-executed amendment signed by both COMPANY and COUNTY, but in no event is the Agreement to be interpreted as being subject to automatic renewal.

                             ARTICLE XXII - NOTICES

Any notice required or permitted to be given under this Agreement shall be in writing and served by certified mail upon the other party.

                  Notice to COMPANY shall be addressed and mailed as follows:

                           Chief Executive Officer
                           Digital Sciences Inc.
                           103 S. Southgate, Suite 1
                           Chandler, Arizona  85226
                           Telephone:  (602) 940-6432
                           Fax:  (602) 940-1388

                  Notice to COUNTY shall be addressed and mailed as follows:

                           Contracts Administrator
                           Pima Health System
                           5055 E. Broadway Blvd., A214
                           Tucson, Arizona  85711
                           Telephone:  (520) 512-5611
                           Fax:  (520) 790-6555

Any nonmaterial alteration that affects programmatic or financial provisions of this Agreement shall be reported to PLAN Contracts Administrator, including;

                  1.     Change of address.
                  2.     Change of Authorized Signatory.
                  3. Change in the name or, address of the person to whom notices are to be sent.
                  4. Change in the name of the company agency, where the ownership of the Company remains the same.



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
                         ARTICLE XXIII - NON-ASSIGNMENT

Any attempted assignment of this Agreement without the prior written consent of the COUNTY shall be void. Such consent of COUNTY shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

                            ARTICLE XXIV - NON-WAIVER

Any failure of either party to insist on any one or more instances upon the full and complete performance of any of the terms and provisions of this Agreement to be performed on the part of the other, or to take any action permitted as a result thereof, shall not be construed as a waiver or relinquishment of the right to insist upon full and complete performance of the time, or any other covenant or condition, either in the past or in the future. The acceptance by either party of sums less than may be due and owing it at any time shall not be construed as an accord and satisfaction.

                       ARTICLE XXV - CONFLICT OF INTEREST

This contract is subject to the provisions of A.R.S. 38-511.

                     ARTICLE XXVI - INDEPENDENT CONTRACTORS

The status of COMPANY shall be that of an independent contractor and COMPANY shall not be considered an employee of COUNTY and shall not be entitled to receive any fringe benefits associated with regular employment and shall not be subject to the provisions of the Pima COUNTY Merit System. COMPANY shall be responsible for payment of all federal, state and local taxes associated with compensation received pursuant to this Agreement. COMPANY shall be responsible for program development and operation without supervision of the COUNTY.

                        ARTICLE XXVIII - ENTIRE AGREEMENT

This Agreement consists of this document, including all attachments hereto and COMPANY'S responses to RFP #002-95 and addenda, which are incorporated into this Agreement by reference as it set forth in full herein. This Agreement may not be modified, amended, altered or intended except through a written amendment signed by the parties. COUNTY has determined that time is of the essence of this Agreement.





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
IN WITNESS WHEREOF, the parties hereby approve this Agreement.

PIMA COUNTY                                  COMPANY



/s/ Paul G. Marsh                            /s/ A. Bruce Oliver
------------------------------------         -----------------------------------
Chairman, Board of Supervisors               Digital Sciences Inc.


December 19, 1995                            A. Bruce Oliver CEO
------------------------------------         -----------------------------------
Date                                         Name and Title (please Print)


                                             -----------------------------------


ATTEST:


/s/ Jane S. Williams
------------------------------------
Jane S. Williams, Clerk of the Board


APPROVED AS TO FORM:


/s/ [Illegible]
------------------------------------
Deputy County Attorney


REVIEWED AND APPROVED BY:


/s/ Chris Borkulis
------------------------------------
______ Administrator







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
                                  ATTACHMENT A

                             DIGITAL SCIENCES, INC.
                         C. REVISED SCHEDULE OF CHARGES

1.       BASE FEE [Confidential treatment has been requested]

         YEAR I                                YEAR II                            YEAR III
         ------                                -------                            --------
         Minimum                               Minimum                            Minimum

         Monthly Fee           [****]          Monthly Fee           [****]       Monthly Fee         [****]


        PMPM Fee - PLEASE SEE ATTACHMENT "A.1"
         Minimum                               Minimum                            Minimum

         Enrollment            [****]          Enrollment            [****]       Enrollment          [****]


         The above fees are on a per member per month (PMPM) basis, are for the base period of three (3) years and are billed prospectively each month. Members shall include all persons enrolled in the various PHS benefit group populations as of the 1st day of each month. Minimum monthly fee shall apply to a minimum enrollment level to guarantee a minimum monthly payment. When enrollment exceeds the minimum threshold, PMPM fee will apply to the total enrollment as projected in REP #002-95,
         Section II.A.4.a.

         Minimum Services That Must Be Included Within the Base Fee Will Include But Are Not Limited to:

                  a.     Monthly Access Fee for CPU Time

                         PLEASE SEE ATTACHMENT "A.1" - Included in base PMPM

                  b.     Equipment and communication overhead at host end

                         PLEASE SEE ATTACHMENT "A.1" - Included in base PMPM

                  c.     All Systems software

                         PLEASE SEE ATTACHMENT "A.1" - Included in base PMPM

                  d.     Operational and technical support

                         PLEASE SEE ATTACHMENT "A.1"

                     **** - Confidential Treatment Requested

                  e.     Remote printing of production reports

                         PLEASE SEE ATTACHMENT "A.1"

                  f.     User services

                         PLEASE SEE ATTACHMENT "A.1"

                  g.     24 hour per day, seven (7) days per week on-line access

                         PLEASE SEE ATTACHMENT "A.1"

                  h. All regulatory interface and transmission requirements; e.g., enrollment records, encounter data, etc.

                         PLEASE SEE ATTACHMENT "A.1"

                  i.     List All Others

                         PLEASE SEE ATTACHMENT "A.1"








2. LIST COSTS FOR IMPLEMENTATION, CONVERSION AND DEVELOPMENT AS WELL AS ALL OTHER COSTS NOT INCLUDED IN C.1. NECESSARY TO MEET THE REQUIREMENTS CONTAINED IN THIS RFP. [Confidential treatment has been requested]


         a.   Conversion                           $        See Attachment "A.1"
                               -------------------
         b.   Implementation                       $        See Attachment "A.1"
                               -------------------
         c.   Development                          $        No Charge
                               -------------------
         d.   List all others                      $
                               -------------------
                                                   $
                               -------------------
                                                   $
                               -------------------
                                          *TOTAL   $        [****]

                       **** - Confidential Treatment Requested

         *PROPOSER IS RESPONSIBLE FOR PROVIDING A TOTAL OF COSTS IN THIS SECTION WHICH REFLECT ALL OF COSTS NOT INCLUDED IN THE PMPM BASE FEE. INDICATE THE PERIOD OF AMORTIZATION OF THESE COSTS.

         AMORTIZATION PERIOD 5 Months

--------------------------------------------------------------------------------

3. THE FOLLOWING WILL BE APPLICABLE ONLY TO FUTURE, UNDETERMINED USER REQUIRED MODIFICATION AND DEVELOPMENT SERVICES. THESE CHARGES WILL NOT BE ASSOCIATED WITH THE TOTAL ABOVE, BUT WILL BE CONSIDERED IN CONTRACT NEGOTIATIONS SUBSEQUENT TO RFP AWARD. INDICATE TIME AND CHARGES SCHEDULES FOR:

         a.       Labor - PLEASE SEE ATTACHMENT "A.1"

         b.       OTHER

--------------------------------------------------------------------------------

                                ATTACHMENT "A.1"
                            (DIGITAL SCIENCES, INC.)

BASE PMPM

[Confidential treatment has been requested]

                  YEARS    1, 2, 3


                           Minimum

                           Monthly Fee               [****]

                           PMPM Fee Schedule:

                                    [****]              [****]

                                    [****]              [****]

                                    [****]              [****]

                                    [****]              [****]

                           Minimum

                           Enrollment                 [****]

ADDITIONAL CHARGES:


MONTHLY ACCESS FEE FOR CPU TIME

         Included in base PMPM

EQUIPMENT AND COMMUNICATION OVERHEAD AT HOST END

         Included in base PMPM

ALL SYSTEMS SOFTWARE

         Included in base PMPM

OPERATIONAL AND TECHNICAL SUPPORT

         Included in base PMPM, except for custom programming and reports as noted below.

                     **** - Confidential Treatment Requested

REMOTE PRINTING OF PRODUCTION REPORTS

         Included in base PMPM. Most report printing will occur on site.

USER SERVICES

24 hour per day, seven (7) days per week on-line access

         Included in base PMPM

All regulatory interface and transmission requirements; e.g., enrollment records, encounter data and AHCCCS and Federal Government compliance enhancements and modification requirements. [Confidential Treatment Has Been Requested]

         Included in base PMPM

ALL OTHERS

Tape Transmission/Courier charges

         Tape Transmissions are-included in the PMPM Fee
         Courier Charges will be on a cost-pass thru basis as incurred.

Fees for acceptance and loading of electronic claims.

         Included in bass PMPM

Fees for laser printing.

         Included in base PMPM

COSTS FOR IMPLEMENTATION, CONVERSION AND DEVELOPMENT AS WELL AS ALL OTHER COSTS NOT INCLUDED ABOVE NECESSARY TO MEET THE REQUIREMENTS. [Confidential treatment has been requested]

      Conversion/implementation                                  [****]

         $[****] payable on project start
         $[****] per mouth on the first day of each mouth for four months Cost from end of Conversion Phase to PHS Live date-50% of Minimum monthly PMPM.

      Custom Development beyond the scope of the RFP             [****] per hour

      Custom Reports                                             [****] per hour

         (First [****] in any month included in base PMPM).

                    **** - Confidential Treatment Requested

                                 ATTACHMENT A.2.


TERM                           DEFINITION                         DELIVERABLES                                CONTRACT/RFP REFERENCE
----                           ----------                         ------------                                ----------------------
contract date                  beginning date of contract         signed contract
                               period 01/01/96

PROJECT START DATE             initial conversion/                "Required from company prior to initial
"initial payment of this"      implementation "payment of         $25,000 payment:"
agreement (3G)                 $25,000 under this" agreement.
                               target date is 01/08/96

                                                                  a written implementation and conversion     Article II.D.
                                                                  plan with dates and responsibilities of
                                                                  company and plan for the inception of
                                                                  charges in Attachment A.

                                                                  samples of all existing QMACS reports       Article II.E.

                                                                  QMACS system installation for               Article II.H.
                                                                  test/training purposes

                                                                  "database schema, data views, and           Article II.I.
                                                                  supporting documentation"

WITHIN 30 DAYS OF PROJECT      deliverables required within 30    "initial QMACS, ad hoc report writing,      Article II.J.
START DATE                     days of the project start date     task manager," "crystal, electronic mail
                               as stated above                    training"

prior to company account       deliverables required prior to     plan to interview and provide input into    Article II.F.
manager start date             the target date for company        the selection of the company account
                               account manager                    manager

                                                                  plan and company to develop functional
                                                                  job description of company account manager

                                                                  plan to provide office space and furniture  Article II.F.

                                                                  company to install telephone for long       Article II.F.
                                                                  distance calls

begin data conversion          conversion of data obtained from   company and plan to install hardware and    RFP
                               INC system to include, active      software
                               and inactive provider, member,
                               enrollment, prior authorization    staff training                              RFP
                               and claims data.  Company
                               loading of tables including NDC,   plan to obtain AHCCCS tape supplier
                               ICD-9, Procedure code, AHCCCS      number and complete all necessary forms
                               fee for service pricing schedule.  required for data exchange with AHCCCS

                                                                  plan to provide personnel to assist with    Article II.F.
                                                                  data conversion

                                                                  plan to provide company with data           Article II.F.
                                                                  conversion formats

                                                                  plan to obtain conversion files             Article II.F.

                                                                  company and plan to test conversion
                                                                  process

                                                                  plan to assure quality of data to be        Article II.F.
                                                                  converted

                                                                  company and plan to assure quality of       Article II.F.
                                                                  converted data

TERM                           DEFINITION                         DELIVERABLES                                CONTRACT/RFP REFERENCE
----                           ----------                         ------------                                ----------------------
begin development projects     begin meetings to identify,        projects include but are not limited to:
                               prioritize, plan, develop and
                               implement all RFP requirements     pharmacy interface                          Article II.O.
                               not currently functional in the
                               DSI system                         Kino Community Hospital UB-92 EDT           Article II.Q.

                                                                  on-line universal C claims processing       RFP

                                                                  on-line LTC UB-92 claims processing         RFP

                                                                  Community Services process                  RFP

                                                                  monthly encounter tape submission DES       RFP

                                                                  risk pool accounting                        RFP

                                                                  1099 reporting                              RFP

                                                                  prior authorization editing to              RFP
                                                                  claims/episodic

FEBRUARY 1, 1996               target date                        full time company account manager located   Article II.F.
                                                                  at PHS site

                                                                  begin payment of conversion/                Attachment A
                                                                  implementation costs.  $12,500 per month
                                                                  on the first day of each month for four
                                                                  months.  (Total conversion/implementation
                                                                  costs are $75,000)

DATA CONVERSION PHASE          upon plan acceptance of            remaining conversion/implementation costs   Attachment A
COMPLETED                      converted active and inactive      to be paid to DSI by plan.  (Total
                               provider, member, enrollment,      conversion/implementation costs are
                               prior authorization and claim      $75,000).
                               data - production & warehoused,
                               tables, all company deliverables   DSI "will charge 50% of its minimum         BFO-DSI
                               as required in the RFP required    monthly PMPM fee from" the time data
                               to date parallel processing will   conversion phase is completed until PHS's
                               begin                              live date.  During that timeframe, PHS
                                                                  will utilize QMACS for "certain business
                                                                  processes, parallel testing and
                                                                  reporting."

                                                                  company and plan to perform and complete
                                                                  data exchange testing with AHCCCS

                                                                  company and plan to begin testing of all
                                                                  required reports and processes

                                                                  company to implement emergency              Article II.M.
                                                                  communication system

_______ OF PARALLEL            100% PMPM payment target data is   Required prior to 100% PMPM payments        Article IV.  BILLING
PROCESSING/EFFECTIVE DATE      07/01/96                           begin:
time data conversion phase
complete (DSI Clarification                                       will begin upon completion of all
pg. 1)                                                            critical business processes, parallel
                                                                  testing, and required reports have been
                                                                  completed AND

                                                                  current NDC, ICD-9, procedure code and      Article II.P.
                                                                  AHCCCS FFS pricing tables

                                                                  delivery of current system documentation    Article II.N.

TERM                           DEFINITION                         DELIVERABLES                                CONTRACT/RFP REFERENCE
----                           ----------                         ------------                                ----------------------
SYSTEM ACCEPTANCE              plan approval and signoff on all   reassignment of DSI account manager         Article II.G.
plan acceptance of all RFP     RFP requirements.                  duties (DSI intends to utilize the
requirements "(3G)"            Final system acceptance target     selected individual 100% for the initial
                               date is 12/31/96                   stages of the PHS conversion and
                                                                  implementation through a post production
                                                                  period.  RFP requirements.
                                                                  Responsibilities may be delegated to
                                                                  company subordinates to be supervised by
                                                                  the account manager.)

                                 ATTACHMENT B.1

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION

                  ALTCS Approved Minimum Subcontract Provisions

                                 October, 1994


1.0      EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

         The Arizona Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed by the Subcontractor under this subcontract.

2.0      RECORDS AND REPORTS

         2.1 The Subcontractor shall maintain all forms, records, reports, working papers used in the preparation of reports, files, correspondence, financial statements, records relating to the quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA, for purposes of audit and program management. The Subcontractor shall comply with all specifications for record keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as will properly reflect each service provided and all costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made by the Program Contractor to the Subcontractor. Such material shall be subject to inspection and copying by the State, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

         2.2 The Subcontractor agrees to make available at the office of the Subcontractor at all reasonable times during the period set forth in subsection (3) below any of its records for inspection, audit or reproduction by any authorized representative of the State and the Federal Governments.

         2.3 The Subcontractor shall preserve and make available all records for a period of five (5) years from the date of final payment under this subcontract except as provided in paragraphs (a) and (b) below.

                  2.3.1 If this Subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five (5) years from the date of any such termination.

                  2.3.2 Records which relate to disputes, litigations or the settlement of claims arising out of the performance of this Subcontract, or costs and expenses of this Subcontract as to which exception has been taken by the State shall be retained by the Subcontractor until such disputes, litigation, claims or exceptions have been disposed of.

                  2.3.3 If the time requirements for preservation, retention, and availability of records conflict with requirements of the Program Contractor, the period of time which is longer shall apply.

                  2.3.4 The Subcontractor shall provide all reports requested by AHCCCSA, and all information from its records relating to the performance of this Subcontract which the Administration may reasonably require. The Subcontractor reporting requirements hereunder may include but are not limited to timely and detailed utilization statistics, information and reports. The Subcontractor shall certify to its Contractor that it has not engaged in conduct prohibited by Section 1228B of the Social Security Act (42 U.S.C. 1320a-7b).

3.0      Limitations on Billing and Collection Practices

         The Subcontractor shall not submit a claim, demand, or otherwise collect payment from a member or eligible person for ALTCS covered services in excess of the amount paid to the provider by AHCCCSA or Program Contractor. Subcontractor shall not bill, or attempt to collect payment directly or through a collection agency from a person claiming to be ALTCS eligible without first receiving verification from AHCCCSA that the person was ineligible for ALTCS on the date of service, or that services provided were not ALTCS covered services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4.0      Assignment and Delegation of Rights and Responsibilities

         No payment due the Subcontractor under this Subcontract may be assigned without the prior approval of AHCCCSA. No delegation of the duties of this Subcontract shall be valid unless prior written approval is received from AHCCCSA.

5.0      AHCCCS Approval of Subcontracts and Amendments

         This Subcontract is subject to prior approval by the Administration. The Program Contractor shall notify AHCCCSA in the event of any prospective amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval by AHCCCSA. Approval of the Subcontract may be rescinded by the AHCCCSA Director for violation of federal or state laws or rules.

6.0      Subcontracts in Excess of $100,000

         In the event that this Subcontract is for an amount in excess of $100,000 during the prime term hereof, this subcontract shall be subject to prior approval by the Health Care Financing Administration of the U.S. Department of Health and Human Services.

7.0      Performance Representations

         The Subcontractor, by execution of this Subcontract represents that it has the ability, authority, skill, expertise and capacity to perform the services specified hereunder in connection with this Program.

8.0      Subjection of Subcontract to other Contracts

         The terms and conditions of this Subcontract shall be subject to the terms of the Contract existing between the Program Contractor and AHCCCSA for provision of covered services.

9.0      Awards of other contracts and Subcontracts

         The Subcontractor specifically acknowledges that AHCCCSA may undertake or award other contracts for additional work related to the work performed by the Subcontractor, and that the Subcontractor shall fully cooperate with such other Contractors and Subcontractors and State employees, and carefully fit its own work to such other Contractor's or Subcontractors' work. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other Contractor, or Subcontractor or by State employees.

10.0     Indemnification by Subcontractor

         The Subcontractor agrees to hold harmless the State, all State officers and employees, AHCCCSA and all officers and employees of AHCCCSA and all ALTCS members in the event of nonpayment by the Contractor to the Subcontractor. The Subcontractor shall further indemnify and hold harmless the State and AHCCCSA, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may in any manner accrue against the State or AHCCCSA, or their agents, officers or employees, through the intentional conduct, negligence or omission of the Subcontractor, its agents, officers, employees or contractors.

11.0     Maintenance of Requirements to do Business and Provide Services

         The Subcontractor shall obtain and maintain all licenses, permits and authority necessary to do business and render services under this Subcontract, and, if applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

12.0     Compliance with Laws and other Requirements

         The Subcontractor shall comply with all federal, state and local laws, rules, regulations, standards and executive orders, governing performance of duties under this Subcontract, without limitation to those designated within this Subcontract.

13.0     Compliance with Title XIX and A.R.S. Title 36, Chapter 29

         The Subcontractor shall comply with provisions of federal laws and regulations governing the Title XIX Program, except for those requirements waived for the State by the Federal Government. The Subcontractor shall comply with the provisions of Title 36, Chapter 29, Arizona Revised Statutes, governing ALTCS and with all applicable rules promulgated by the Administration.

14.0     Severability

         If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

15.0     Voidability of Subcontract

         This Subcontract is voidable and subject to immediate termination by the Administration upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the Subcontract without AHCCCSA's prior written approval.

16.0     Confidentiality Requirement

         Confidential information shall be safeguarded pursuant to 42 C.F.R.
         Part 431, Subpart F, A.R.S. Sections 41-1959 and 46-135, and ALTCS
         Rules.

17.0     Grievance Procedures

         The Subcontractor shall be subject to the same grievance procedures against the AHCCCSA that exist and apply for the Program contractor.

18.0     Termination of Subcontract

         AHCCCSA may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing, by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State with a view towards securing a Subcontract or securing favorable treatment with respect to the awarding or amending or the making of any determinations with respect to the performing of such Subcontract; provided, that the existence of the facts upon which the State makes such findings shall be in issue and may be reviewed in any competent court. If the Subcontract is terminated under this section, unless the Subcontractor is a governmental agency, instrumentality or subdivision thereof, the Administration shall be entitled to a penalty in addition to any other damages to which it may be entitled by law, to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee.

19.0     Prior Authorization and Utilization Review

         The Program Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with ALTCS Rules and the Program Contractor's policies.

20.0     Non-Discrimination Requirements

         The Subcontractor shall comply with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination In Employment Act, State Executive Order 75-5 and Federal Executive order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities. If applicable, the Subcontractor shall comply with Section 503 of the Rehabilitation Act of 1973, as amended which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap. If applicable, the Subcontractor shall comply with Title VI of the civil Rights Act of 1964, which prohibits the denial of benefits of or participation in Contract services on the basis of race, color or national origin. If applicable, the Subcontractor shall comply with the requirement of Section 504 of the Rehabilitation Act of 1973, as amended which prohibits discrimination on the basis of handicap in delivering Contract Services.

21.0     Compliance with ALTCS Rules Relating to Audit and Inspection

         The Subcontractor shall comply with all applicable ALTCS Rules relating to the audit of the Subcontractor's records and the inspection of the Subcontractor's facilities.

22.0     Certification of Truthfulness of Representations

         By execution of this Subcontract, the Subcontractor and Program Contractor certify to AHCCCSA that all representations set forth herein are true to the best of their knowledge.

23.0     Conflict in Interpretation of Provisions

         In the event of any conflict in interpretation between provisions of the Subcontract and these ALTCS Approved Minimum Subcontract Provisions, these ALTCS Approved Minimum Subcontract Provisions shall govern.

24.0     Additional Subcontract Requirements

         In addition to the above provisions, each Subcontract must contain the following:

         24.1 Full disclosure of the method and amount of compensation or other consideration to be received by the Subcontractor.

         24.2     Identification of the name and address of the Subcontractor.

         24.3 Identification of the population, to include patient capacity, to be covered by the Subcontractor.

         24.4 The amount, duration and scope of medical services to be provided, or for which compensation will be paid.

         24.5 The term of the Subcontract including beginning and ending dates, methods of extensions, termination and renegotiation shall be included in Subcontract provision.

         24.6 The specific duties of the Subcontractor relating to coordination of benefits and determination of third-party liability.

         24.7 A description of the Subcontractor's patient, medical and cost record keeping system.

         24.8 Specification that the Subcontractor shall cooperate with quality assurance programs and comply with the utilization control and review procedures specified in 42 C.F.R. Part 456, as implemented by the Administration.

         24.9 A provision that the Subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third-party liability' payment before submitting claims to the Contractor.

         24.10 A provision stating that a merger, reorganization or change in ownership of a Subcontractor that is related or affiliated to the Contractor shall constitute a contract amendment and shall require prior approval of the Administration.

         24.11 The Subcontractor shall include full disclosure of the method and amount of compensation to be received by the Subcontractor.

         24.12 Procedures for enrollment or re-enrollment of the covered population must be included.

         24.13 A provision that the Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage obligations which arise under this subcontract, for itself and its employees, and that the Administration shall have no responsibility or liability for any such taxes or insurance coverage.

         24.14 Subcontractor shall obtain any necessary authorization from the Contractor or AHCCCSA for services provided to ALTCS eligible and/or enrolled members.

         24.15 Subcontractor shall comply with encounter reporting and claims submission requirements as described in the Subcontract.

25.0     Provisions Specific to Certain Providers

         Provisions based on the following paragraphs shall be included in Contractor's subcontracts where appropriate. These paragraphs are specific to certain types of subcontracts. The Subcontractor shall comply with applicable provisions specific to their provider classification or service category:

         25.1 Respiratory therapy services: To be a registered provider of respiratory therapy, the individual shall meet the Respiratory Therapist licensing standards set forth in A.R.S. Title 35, Chapter 32.

         25.2 Acute Care Providers: Subcontracts providing acute care services must meet the following provisions:

                  25.2.1 ALTCS providers of hospital and medical care services shall be registered with AHCCCSA.

                  25.2.2 Providers of hospital services shall be licensed by the Arizona Department of Health Services, and shall meet requirements set forth in 42 CFR Part 456 and Part 482.

                  25.2.3 Mental Health Provider: Subcontractors providing mental health services must meet the specifications described in the AHCCCS Mental Health Policy Manual.

                  25.2.4 Provider Subcontract Standard: Subcontracts for Early and Periodic Screening, Diagnosis and Treatment (EPSDT) providers must include the statement that the physician agrees to "provide Early and Periodic Screening, Diagnosis, and Treatment for all assigned members from birth through age 20 years in accordance with AHCCCS EPSDT periodicity schedule".

25.3 The provisions for all other long term care services can be found in the ALTCS Program Management Manual, Attachment I.

26.0     Clinical Laboratory Improvement Amendment (CLIA)

         26.1 In accordance with the Clinical Laboratory Improvement Amendments of 1988 (CLIA), those subcontracts with providers who perform laboratory services must have a CLIA certificate of waiver or certificate of registration in order to legally perform laboratory testing. This includes providers who are one of the following:

                  26.1.1       A clinical laboratory;

                  26.1.2 A physician that provides in-office laboratory services; or

                  26.1.3       Any other provider of laboratory services.

         26.2 AHCCCSA will provide the effective dates and affected services to the Program Contractor, as approved by HCFA. Different effective dates may be applied to differing groups of providers (i.e., a date may be specified for clinical laboratories only). Upon the specified effective date of the CLIA implementation for Arizona, if AHCCCSA does not have a CLIA identification number on its records for these services, the subcontractor's claims may be subject to recovery or sanctions.

27.      INSURANCE

         Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance in an amount of at least $1,000,000 for each occurrence. Subcontractor agrees that any insurance protection required by this subcontract, or otherwise obtained by Subcontractor, shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the state and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

                                 ATTACHMENT B.2

           ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION

                 AHCCCS Approved Minimum Subcontract Provisions

                                  October 1994


1.       EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

         The Arizona Health Care Cost Containment System Administration ("AHCCCSA") or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed by the Subcontractor under this subcontract.

2.       RECORDS AND REPORTS

         The Subcontractor shall maintain all forms, records, reports, working papers used in the preparation of reports, files, correspondence, financial statements, records relating to the quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA, for purposes of audit and program management. The Subcontractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as will properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made by the Contractor to the Subcontractor. Such material shall be subject to inspection and copying by the State, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

         The Subcontractor agrees to make available at the office of the Subcontractor at all reasonable times during the periods set forth below any of its records for inspection, audit or reproduction by any authorized representative of the State or federal government.

         The Subcontractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs (1) and (2) below.

         (1) If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period of five years from the date of any such termination.

         (2) If disputes, litigations or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract as to which exception has been taken by the State are not disposed of within five years from the date of final payment under this contract, the records shall be retained by the Subcontractor until such disputes, litigations, claims or exceptions have been disposed of.

         The Subcontractor shall provide all reports requested by AHCCCSA, and all information from its records relating to the performance of this Subcontract which AHCCCSA may reasonably require. The Subcontractor reporting requirements hereunder may include but are not limited to timely and detailed utilization statistics, information and reports. The Subcontractor shall certify to its Contractor that it has not engaged in conduct prohibited by Section 1128B of the Social Security Act (42 U.S.C. 1320A.-7B).

3.       LIMITATIONS ON BILLING AND COLLECTION PRACTICES

         The Subcontractor shall not bill or attempt to collect from any AHCCCS member for providing any AHCCCS covered services except for co-payments permitted by AHCCCS Rule R9-22-702.

4.       ASSIGNMENT OF RIGHTS AND RESPONSIBILITIES

         No payment due the Subcontractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5.       AHCCCSA APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

         This subcontract is subject to prior approval by AHCCCSA. Subcontractor shall notify AHCCCSA in the event of any prospective amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval by AHCCCSA. Approval of the Subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6.       WARRANTY or SERVICES

         The Subcontractor, by execution of this Subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified hereunder in connection with the AHCCCS Program.

7.       SUBJECTION OF SUBCONTRACT

         The terms of this Subcontract shall be subject to the applicable material terms and conditions of the contract existing between Contractor and AHCCCSA for provision of AHCCCS services.

8.       COOPERATION OF SUBCONTRACTOR

         The Subcontractor specifically acknowledges that AHCCCSA may undertake or award other contracts for additional or related work to the work performed by the Subcontractor, and that the Subcontractor shall fully cooperate with such other Contractors and Subcontractors and State employees, and carefully fit its own work to such other Contractors' or Subcontractors' work. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other Contractor, or Subcontractor or by State employees.

9.       INDEMNIFICATION BY SUBCONTRACTOR

         The Subcontractor agrees to hold harmless the State, all State officers and employees, AHCCCSA and employees of AHCCCSA and all AHCCCS members in the event of nonpayment by the Contractor to the Subcontractor. The Subcontractor shall further indemnify and hold harmless the State and AHCCCSA, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may in any manner accrue against the State or AHCCCSA, or their agents, officers or employees, through the intentional conduct, negligence or omission of the Subcontractor, its agents, officers, employees or Contractors.

10.      MAINTENANCE OF LICENSING TO DO BUSINESS AND PROVIDE SERVICES

         The Subcontractor shall obtain and maintain all licenses, permits and authority necessary to do business and render services under this Subcontract, and, if applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11.      COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

         The Subcontractor shall comply with all federal, state and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this Subcontract.

12.      COMPLIANCE WITH TITLE XIX AND A.R.S. Section 36-2901, ET SEQ.

         The Subcontractor shall comply with provisions of federal laws and regulations governing the Title XIX Program, except for those requirements waived for the State by the federal government. The Subcontractor shall comply with the provisions of ARS S36-2901 et. seq., governing the Arizona Health Care Cost Containment System and with all applicable rules promulgated by AHCCCSA.

13.      SEVERABILITY

         If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

14.      VOIDABILITY OF SUBCONTRACT

         This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the Subcontract without AHCCCSA's prior written approval.

15.      CONFIDENTIALITY REQUIREMENT

         Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, ARS Sections 36-107, 36-2903, 41-1959 and 46-135,
         and AHCCCS Rule R9-22-512.

16.      GRIEVANCE PROCEDURES

         Any grievances filed by the subcontractor shall be adjudicated in accordance with AHCCCS Acute Care Rules, Article 8.

17.      TERMINATION OF SUBCONTRACT

         AHCCCSA may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State agent with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or making of any determinations with respect to the performing of such Subcontract; provided, that the existence of the facts upon which the State makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the Contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty in addition to any other damages to which it may be entitled by law and to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee.

18.      PRIOR AUTHORIZATION/UTILIZATION REVIEW

         Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the Contractor's policies.

19.      NON-DISCRIMINATION REQUIREMENTS

         The Subcontractor shall comply with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination In Employment Act, State Executive Order 75-5 and Federal Executive order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities. If applicable, the Subcontractor shall comply with Section 503 of the Rehabilitation Act of 1973, as amended which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap. If applicable, the Subcontractor shall comply with Title VI of the Civil Rights Act of 1964, which prohibits the denial of benefits of, or participation in covered services on the basis of race, color or national origin. If applicable, the Subcontractor shall comply with the requirement of Section 504 of the Rehabilitation Act of 1973, as amended which prohibits discrimination on the basis of handicap in delivering covered services.

20.      COMPLIANCE WITH AHCCCSA RULES RELATING TO AUDIT AND INSPECTION

         The Subcontractor shall comply with AHCCCSA Rule R9-22-403 relating to the audit of the Subcontractor's records and the inspection of the Subcontractor's facilities.

21.      CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

         By execution of this Subcontract, the Subcontractor and Contractor certify to AHCCCSA that all representations set forth herein are true to the best of their knowledge.

22.      CONFLICT IN INTERPRETATION OF PROVISIONS

         In the event of any conflict in interpretation between provisions of the Subcontract and these AHCCCSA Standard Subcontract Terms and Conditions, these AHCCCSA Standard Subcontract Terms and Conditions shall govern.

23.      ADDITIONAL SUBCONTRACT CONTENT REQUIREMENTS

         In addition to the above provisions, each Subcontract must contain the following:

         a. Full disclosure of the method and amount of compensation or other consideration to be received by the Subcontractor.

         b.       Identification of the name and address of the Subcontractor.

         c. Identification of the population, to include patient capacity, to be covered by the Subcontractor.

         d. The amount, duration and scope of medical services to be provided, or for which compensation will be paid.

         e.       The term of the Subcontract.

         f. The specific duties of the Subcontractor relating to determination of third-party liability and coordination of benefits.

         g. A description of the Subcontractor's patient medical record and cost record keeping systems.

         h. Participation requirements for Subcontractors regarding the Quality Management/Utilization Management programs.

         i. A provision that the Subcontractor agrees to identify Medicare and other third-party liability coverage and to seek such Medicare or third-party liability payment before submitting claims to the Contractor.

24.      REQUIREMENTS RELATING TO MERGER, REORGANIZATION, AND OWNERSHIP CHANGE

         A merger, reorganization, or change in ownership of a Subcontractor that is related or affiliated to the Contractor shall constitute a contract amendment and shall require prior approval of AHCCCSA.

25.      ENCOUNTER DATA REQUIREMENT

         If Subcontractor does not bill Contractor for individual services, (e.g., Subcontractor is capitated), Subcontractor shall submit encounter data to the Contractor in a form acceptable to AHCCCA.

26.      LABORATORY SERVICES

         The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs. In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

         To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number, or denial of initial registration. These requirements apply to all clinical laboratories.

         Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Contractor may not reimburse providers who do not comply with the above requirements.

27.      INSURANCE

         Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance in an amount of at least $1,000,000 for each occurrence. Subcontractor agrees that any insurance protection required by this subcontract, or otherwise obtained by Subcontractor, shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                  ATTACHMENT C

                            CONFIDENTIALITY AGREEMENT


1.       AGREEMENT

         The undersigned Licensee has received and will receive access to Licensor's Software Products and Information subject to the terms and conditions set forth below.

2.       DEFINITIONS

         Licensor refers to Digital Sciences Inc. Licensee refers to Pima County and its affiliates, the other party signing this Confidentiality Agreement. Licensor Product refers to a software product and all documentation related thereto created and produced by Licensor and its subsidiaries. Licensor Information refers to all information, whether oral or written, manuals or on-line documentation, relating to Licensor products and the business operations (e.g. management, methods, finances, customers and business plans and strategies) of Licensor and its subsidiaries, except such information which Licensee documents (a) is or becomes generally known to Licensor's industry through no fault of Licensee, (B) is already rightfully known by Licensee through means other than disclosure by Licensor, (C)is rightfully received by Licensee from a third party having no obligation of confidence regarding such information, or (D) is independently developed by Licensee without breach of this Confidentiality Agreement.

         Licensor's use of particular information in its products and its business operations is confidential, whether or not the particular information is generally known, unless one of the exceptions applies to the fact of Licensor's use of that particular information. A combination of information is confidential, even if exceptions apply to parts of the combination, unless one of the exceptions applies to the combination and its principles of operation and its economic value.

3.       ACKNOWLEDGMENTS

         3.1 Licensor Products and all techniques, algorithms, data models, stored procedures, schemas, and processes contained therein or any modification, extraction, or extrapolation thereof are the property and trade secrets of Licensor. The expression thereof is also protected under the Copyright laws. The copyright notice on Licensor products does not imply unrestricted or public access to these materials. No duplication, usage, disclosure, or publication thereof, in whole or in part, for any purpose is permitted, except that which is expressly permitted by this Confidentiality Agreement or other written agreement with Licensor. All rights are reserved.

         3.2 Licensor information is the property and trade secret of Digital Sciences Inc.

         3.3 Licensee acknowledges that any Licensor Products or Information which may have been disclosed to Licensee prior to the Confidentiality Agreement is subject to the terms and conditions herein.

         3.4 This Confidentiality Agreement does not grant a license or any other right to Licensor products or Information, except the disclosure rights expressly set forth herein.

         3.5 The provisions of this Confidentiality Agreement are in addition to and not exclusive of any and all other obligations and duties of the Licensee with respect to Licensor Products and Information, whether express or implied, oral or written, in fact or in law.

         3.6 For the sole purpose of Licensor enforcing this Confidentiality Agreement through injunctive relief, Licensee acknowledges that the unauthorized use or disclosure of Licensor Products or Information would cause irreparable harm to Licensor. Such remedy shall not limit Licensor from pursuing any other remedy, in law or in equity, available to Licensor for a breach or anticipatory breach of this Confidentiality Agreement.

4.       DISCLOSURE TERMS

         4.1 Licensee shall hold in confidence all Licensor products and Information which Licensee has received or Will receive, using at least the same degree of care as Licensee exercises for its own trade secrets.

         4.2 Licensee shall not use or disclose Licensor Products or information which Licensee has received or will receive, without Licensor's prior written approval, except as set forth in Sections 4.3 and 5.

         4.3 Licensee may disclose appropriate portions of Licensor Products and Information to such of Licensee's employees who have been informed of Licensee's obligation to protect the intellectual property rights of Licensor and who have a specific, legitimate need to access such portions of Licensor's Product and Information. Licensee may copy the Licensor Product and Information as reasonably necessary to accomplish such purpose with due regard for Licensee's obligations herein (e.g. to limit use and disclosure and to return all copies).

         4.4 Licensee shall notify Licensor of any potential breaches of security. Licensee agrees to reproduce Licensor's copyright and proprietary notices on all copies or transmissions of Licensor Products and information. Licensee shall not remove or obscure any copyright or other proprietary notices from Licensor Products or Information. Licensee shall not take any action inconsistent with Licensor's intellectual property rights in the Licensor Products. Licensee shall not take any action to reverse engineer-any Licensor product or any part thereof. Licensee and standard reports generated from QMACS(TM) software are specifically excluded from requirements of displaying Copyright notices of Licensor.

5.       DISCLOSURE REQUIRED BY LAW

         5.1 If Licensee is ordered by a court or other governmental body of competent jurisdiction to disclose Licensor Product information, Licensee shall not be liable for disclosures required by such order if the Licensee reasonably complies with the following requirements: (a) when Licensee becomes aware of such an order or the possibility of such an order. Licensee shall immediately notify Licensor by the most expedient means, (b) Licensee shall join a motion by Licensor for an order protecting the confidentiality of Licensor Products or Information, including a motion for leave to intervene by Licensor, and if an issued order calls for immediate disclosure, Licensee shall immediately request a stay of such order to permit Licensor to respond as set forth in subparagraph(b).

6.       TERMINATION

         6.1 Within fifteen (15) days of notice or termination, Licensee agrees to immediately return or destroy all copies of all Licensor Products and Information as directed by Licensor and to provide written certification to Licensor of having complied with Licensor's direction.

         6.2 Licensee's obligations under this Confidentiality Agreement shall continue for a period of five (5) years after termination.

7.       GENERAL PROVISIONS

         7.1 Governing Law. This Confidentiality Agreement shall be governed by the laws of the State of Arizona, without regard to its choice of law principles.

         7.2 Modifications to agreement. Licensor and Licensee acknowledge that neither has been induced into this Confidentiality Agreement by any condition, representation, or warranty not set forth in this Confidentiality Agreement. Any modifications to this Agreement are invalid unless confirmed in a writing which states that it amends this Agreement and which is signed by an authorized officer of Licensee and Licensor's President. Any subsequent agreements are invalid unless confirmed in a writing which is signed by an authorized officer of the Licensee and Licensor's President.

         7.3 No Waiver. The failure of either party at any time to require performance by the other party of any provision of the Confidentiality Agreement shall in no way affect the right of such party to require performance of that provision. Nor shall such failure be constructed as a waiver of any continuing or succeeding breach of such provision, a wavier of the provision itself, or a wavier of any right under this Confidentiality Agreement.

         7.4 Partial Invalidity. If any provision of this Agreement is held invalid, such invalidity shall not affect other provisions of this Agreement which can be given effect without the invalid provisions. Provisions deemed to be invalid shall be reformed to the minimum extent necessary to render them valid at such time and, to the extent possible, in accordance with the original intent of the parties. For example, it is the intention of the parties that, if a court deems any provision of this contract to be invalid because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision and, in its reduced form, such provision shall be enforced.

         7.5 Interpretation. "Include," "includes," and "including" shall be interpreted as introducing a list of examples which do not limit the generality of the concept they illustrate. "Modification" to the product includes corrections to the product, additions to the product, and translations of the product. "Intellectual property rights" refers to patent right, copyright, or trade secret right

         7.6 Notice. Any notice given pursuant to this Confidentiality Agreement shall be in writing, shall state that it is a notice given pursuant to this Confidentiality Agreement, and shall be sent by certified mail to the address indicated below.

         IN WITNESS WHEREOF, the parties hereto have caused this Confidentiality Agreement to be written, and the persons sign on behalf of their respective parties.

FOR LICENSEE:  PIMA COUNTY, AZ      FOR LICENSOR:  DIGITAL SCIENCES INC.

Name:          C.H. Huckelberry             A. Bruce Oliver

By:

Title:         County Administrator         Chief Executive Officer

Address:       130 W. Congress St.          103 S. Southgate, Suite 1
               Tucson, AZ                   Chandler, AZ 85226

Date:

Approval as to Form:


--------------------------------
Deputy County Attorney


Reviewed and Approved by:


--------------------------------
PHMS Administrator

                                   PIMA COUNTY
                               PIMA HEALTH SYSTEM
                               CONTRACT AMENDMENT

    1.   CONTRACT                     2.   CONTRACT                   3.  EFFECTIVE DATE                 4.   SERVICE 01
         AMENDMENT                         NUMBER                         OF AMENDMENT
------------------------------     ------------------------------    ------------------------------   ------------------------------
                01                      11-15-D-121149-0196                       1/1/99              Out Source Information Systems
------------------------------     ------------------------------    ------------------------------   ------------------------------

5.    CONTRACTOR/PROVIDER NAME & ADDRESS
      Quality Care Solutions, Inc.
      5030 E. Sunrise Drive
      Phoenix, AZ  85044
--------------------------------------------------------------------------------
6.    PURPOSE:
A.    To extend the term of the Agreement.
B.    To amend Responsibilities.
C.    To increase reimbursement ceiling.
D.    To revise AHCCCS Subcontract Provisions.
E.    To amend Attachment A.
F.    To amend Attachment A.1.
G.    To add the current 1997 AHCCCS Subcontract Provisions.
--------------------------------------------------------------------------------
7. THE ABOVE REFERENCED CONTRACT IS HEREBY AMENDED AS FOLLOWS:
   [Confidential treatment has been requested]

A. ARTICLE I - TERM The term of the Agreement is extended from January 1, 1999 through December 31, 2001.

B. ARTICLE II - RESPONSIBILITIES, SECTIONS F, G AND U Are deleted in their entirety.

C. ARTICLE III - REIMBURSEMENT The contract reimbursement ceiling is increased by $540,000 for a total contract reimbursement ceiling not to exceed $1,740,213.

D. ARTICLE VII - AHCCCS SUBCONTRACT PROVISIONS Is revised as follows:

    COMPANY agrees to comply with all AHCCCS Subcontract Provisions contained in ATTACHMENT B as updated by AHCCCSA.

E. ATTACHMENT A - C. REVISED SCHEDULE OF CHARGES, SECTION 1 "Base PMPM" is replaced throughout with "Base/PMPM". The following Base Fee and PMPM Fee is replaced as follows, and all other language remains unchanged:

      1.   BASE FEE - Minimum Monthly [****]

           PMPM FEE - Applies if enrollment exceeds [****] Members, reference Attachment "A.1".

F. ATTACHMENT A.1 "Base PMPM" is replaced throughout with "Base/PMPM". The following Base PMPM is replaced as follows, and Additional Charges remains unchanged:

   BASE/PMPM
   The following rates apply when PLAN operates on QMACS 2.0 Version without any additional hardware purchased and maintained by COMPANY.

   MINIMUM MONTHLY FEE: The Minimum Monthly fee paid to COMPANY by PLAN on the first of each month shall be Fifteen Thousand Dollars ($15,000) beginning with the first (1st) day of the month following the execution of Amendment number one (1) and continuing through the termination date of this Agreement. The PMPM Software License Fee shall be the greater of the Minimum Monthly Fee or [****] Per Member Per Month (PMPM) up to [****] Members per Month, plus
   1.75 Per Member Per Month (PMPM) [****] or more Members per Month.

   The following rates apply when PLAN operates on QMAC 3.x or subsequent version and COMPANY provides additional upgraded hardware:

   MINIMUM MONTHLY FEE: The Minimum Monthly Fee paid to COMPANY by PLAN on the first of each month shall be [****] beginning with the first (1st) day of the month following the conversion to live operation of QMACS 3.x higher version and continuing through the termination date of this Agreement.


   The PMPM Software License Fee shall be the greater of the Minimum Monthly Fee or the following PMPM Software License Fee to the respective level of the Active Members.

   $[****] Per Member Per Month (PMPM) from [****] members per month plus $[****] Per Member Per Month (PMPM) from [****] members per month plus

                    **** - Confidential Treatment Requested

---------------------------------------------------------------------------------------------
   1. CONTRACT       2. CONTRACT          3. EFFECTIVE DATE       4. SERVICE 01
      AMENDMENT         NUMBER               OF AMENDMENT
         01          11-15-D-121149-0196         1/1/99        Out Source Information Systems
---------------------------------------------------------------------------------------------

   $[****] Per Member Per Month (PMPM) from [****] members per month plus $[****] Member Per Month (PMPM) from Per [****] and up members per month The above are cumulative up to the respective total number of PLAN's Active Member enrollments being administered through the use of QMACS Software.

 G. ATTACHMENT B.1 AND B.2 AHCCCS/ALTCS 1997 SUBCONTRACT PROVISIONS Are replaced with the current Attachment B, 1997 AHCCCS Subcontract Provisions.

8. ALL OTHER ELEMENTS OF THIS AGREEMENT AS PREVIOUSLY CHANGED OR AMENDED REMAIN UNCHANGED. IN WITNESS THEREOF, THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT.

PIMA COUNTY                                      COMPANY:


/s/                                          /s/
---------------------------------------     ------------------------------------
Chairman, Board of Supervisors               Quality Care Solutions, Inc.

January 5,  1999
---------------------------------------
Date


ATTEST:


/s/
---------------------------------------
Clerk of the Board


APPROVED AS TO FORM:                        REVIEWED AND APPROVED BY:


/s/                                         /s/
---------------------------------------     ------------------------------------
Deputy County Attorney                      PHMS Administrator

                    **** - Confidential Treatment Requested

                                  ATTACHMENT A

                   ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM

                                AHCCCS AND ALTCS
                         MINIMUM SUBCONTRACT PROVISIONS

                                      1997

1.         EVALUATION OF QUALITY, APPROPRIATENESS, OR TIMELINESS OF SERVICES

The Arizona Health Care Cost Containment System Administration (AHCCCSA) or the U.S. Department of Health and Human Services may evaluate, through inspection or other means, the quality, appropriateness or timeliness of services performed under this subcontract.

2.         RECORDS AND REPORTS

The Subcontractor shall maintain all forms, records, reports and working papers used in the preparation of reports, files, correspondence, financial statements, records relating to quality of care, medical records, prescription files, statistical information and other records specified by AHCCCSA for purposes of audit and program management. The Subcontractor shall comply with all specifications for record-keeping established by AHCCCSA. All books and records shall be maintained to the extent and in such detail as shall properly reflect each service provided and all net costs, direct and indirect, of labor, materials, equipment, supplies and services, and other costs and expenses of whatever nature for which payment is made to the Subcontractor. Such material shall be subject to inspection and copying by the state, AHCCCSA and the U.S. Department of Health and Human Services during normal business hours at the place of business of the person or organization maintaining the records.

The Subcontractor agrees to make available at the office of the Subcontractor, at all times reasonable times, any of its records for inspection, audit or reproduction, by any authorized representative of the state or federal governments.

The Subcontractor shall preserve and make available all records for a period of five years from the date of final payment under this subcontract except as provided in paragraphs a. and b. below:

a. If this subcontract is completely or partially terminated, the records relating to the work terminated shall be preserved and made available for a period five years from the date of any such termination.

b. Records which relate to disputes, litigation or the settlement of claims arising out of the performance of this subcontract, or costs and expenses of this subcontract to which

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      exception has been taken by the state, shall be retained by the
      Subcontractor until such disputes, litigation, claims or exceptions have been disposed of.

The Subcontractor shall provide all reports requested by AHCCCSA, and all information from records relating to the performance of the Subcontractor which AHCCCSA may reasonably require. The Subcontractor reporting requirements may include, but are not limited to, timely and detailed utilization statistics, information and reports.

The Subcontractor shall certify to the Contractor that it has not engaged in conduct prohibited by Section1128B of the Social Security Act (42 USC 1320a-7b).

3.         LIMITATIONS ON BILLING AND COLLECTION PRACTICES

The Subcontractor shall not bill, nor attempt to collect payment directly or through a collection agency from a person claiming to be AHCCCS eligible without first receiving verification from AHCCCSA that the person was ineligible for AHCCCS on the date of service, or that services provided were not AHCCCS covered services. This provision shall not apply to patient contributions to the cost of services delivered by nursing homes.

4.         ASSIGNMENT AND DELEGATION OF RIGHTS AND RESPONSIBILITIES

To payment due the Subcontractor under this subcontract may be assigned without the prior approval of AHCCCSA. No assignment or delegation of the duties of this subcontract shall be valid unless prior written approval is received from AHCCCSA.

5.         APPROVAL OF SUBCONTRACTS, AMENDMENTS OR TERMINATIONS

This subcontract is subject to prior approval by AHCCCSA. The Contractor shall notify AHCCCSA in the event of any proposed amendment or termination during the term hereof. Any such amendment or termination is subject to the prior approval of AHCCCSA. Approval of the subcontract may be rescinded by the Director of AHCCCSA for violation of federal or state laws or rules.

6.         WARRANTY OF SERVICES

The Subcontractor, by execution of this subcontract, warrants that it has the ability, authority, skill, expertise and capacity to perform the services specified in this contract.

7.         SUBJECTION OF SUBCONTRACT

The terms of this subcontract shall be subject to the applicable material terms and conditions of the contract existing between the Contractor and AHCCCSA for the provision of covered services.

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8.         AWARDS OF OTHER SUBCONTRACTS

AHCCCSA and/or the Contractor may undertake or award other contracts for additional or related work to the work performed by the Subcontractor and the Subcontractor shall fully cooperate with such other contractors, subcontractors or state employees. The Subcontractor shall not commit or permit any act which will interfere with the performance of work by any other contractor, subcontractor or state employee.

9.         INDEMNIFICATION BY SUBCONTRACTOR

The Subcontractor agrees to hold harmless the state, all state officers and employees, AHCCCSA and other appropriate state agencies, and all officers and employees of AHCCCSA and all AHCCCS eligible persons in the event of nonpayment to the Subcontractor. The Subcontractor shall further indemnify and hold harmless the state, AHCCCSA, other appropriate state agencies, AHCCCS contractors, and their agents, officers and employees against all injuries, deaths, losses, damages, claims, suits, liabilities, judgments, costs and expenses which may, in any manner accrue against the State, AHCCCSA or its agents, officers or employees, or AHCCCS contractors, through the intentional conduct, negligence or omission of the Subcontractor, its agent, officers or employees.

10.        MAINTENANCE OF REQUIREMENTS TO DO BUSINESS AND PROVIDE SERVICES

The Subcontractor shall be registered with AHCCCSA and shall obtain and maintain all licenses, permits and authority necessary to do business and render service under this subcontract and, where applicable, shall comply with all laws regarding safety, unemployment insurance, disability insurance and worker's compensation.

11.        COMPLIANCE WITH LAWS AND OTHER REQUIREMENTS

The Subcontractor shall comply with all federal, State and local laws, rules, regulations, standards and executive orders governing performance of duties under this subcontract, without limitation to those designated within this subcontract.

12.        SEVERABILITY

If any provision of these standard subcontract terms and conditions is held invalid or unenforceable, the remaining provisions shall continue valid and enforceable to the full extent permitted by law.

13.        VOIDABILITY OF SUBCONTRACT

This subcontract is voidable and subject to immediate termination by AHCCCSA upon the Subcontractor becoming insolvent or filing proceedings in bankruptcy or reorganization under the United States Code, or upon assignment or delegation of the subcontract without AHCCCSA's prior written approval.

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14.        CONFIDENTIALITY REQUIREMENT

Confidential information shall be safeguarded pursuant to 42 CFR Part 431, Subpart F, ARS Section36-107, 36-2903, 41-1959 and 46-135, and AHCCCS and/or ALTCS Rules.

15.        GRIEVANCE PROCEDURES

Any grievances filed by the Subcontractor shall be adjudicated in accordance with AHCCCS Rules.

16.        TERMINATION OF SUBCONTRACT

AHCCCSA may, by written notice to the Subcontractor, terminate this subcontract if it is found, after notice and hearing by the State, that gratuities in the form of entertainment, gifts, or otherwise were offered or given by the Subcontractor, or any agent or representative of the Subcontractor, to any officer or employee of the State with a view towards securing a contract or securing favorable treatment with respect to the awarding, amending or the making of any determinations with respect to the performance of the Subcontractor; provided, that the existence of the facts upon which the state makes such findings shall be in issue and may be reviewed in any competent court. If the subcontract is terminated under this section, unless the Contractor is a governmental agency, instrumentality or subdivision thereof, AHCCCSA shall be entitled to a penalty, in addition to any other damages to which it may be entitled by law, and to exemplary damages in the amount of three times the cost incurred by the Subcontractor in providing any such gratuities to any such officer or employee.

17.        PRIOR AUTHORIZATION AND UTILIZATION REVIEW

The Contractor and Subcontractor shall develop, maintain and use a system for Prior Authorization and Utilization Review which is consistent with AHCCCS Rules and the Contractor's policies.

18.        NON-DISCRIMINATION REQUIREMENTS

If applicable, the Subcontractor shall comply with:

a. The Equal Pay Act of 1963, as amended, which prohibits sex discrimination in the payment of wages to men and women performing substantially equal work under similar working conditions in the same establishment.

b. Titled VI of the Civil Rights Act of 1964, as amended, which prohibits the denial of benefits of, or participation in, contract services on the basis of race, color, or national origin.

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c.         Title VII of the Civil Rights Act of 1964, as amended which prohibits private employers, state and local governments, and educational institutions from discriminating against their employees and job applicants on the basis of race, religion, color, sex, or national origin.

d. Title I of the Americans with Disabilities Act of 1990, as amended, which prohibits private employers and state and local governments from discriminating against job applicants and employees on the basis of disability.

e. The Civil Rights Act of 1991, which reverses in whole or in part, several recent Supreme Court decisions interpreting Title VII.

f. The Age Discrimination in Employment Act (ARS Title 41-1461, et seq.); which prohibits discrimination based on age.

g. State Executive Order 75-5 and Federal Order 11246 which mandates that all persons, regardless of race, color, religion, sex, age, national origin or political affiliation, shall have equal access to employment opportunities.

h. Section 503 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination in the employment or advancement of the employment of qualified persons because of physical or mental handicap.

i. Section 504 of the Rehabilitation Act of 1973, as amended, which prohibits discrimination on the basis of handicap in delivering contract services.

19. COMPLIANCE WITH AHCCCS RULES RELATING TO AUDIT AND INSPECTION

The Subcontractor shall comply with all applicable AHCCCS Rules and Audit Guide relating to the audit of the Subcontractor's records and the inspection of the Subcontractor's facilities. If the Subcontractor is an inpatient facility, the Subcontractor shall file uniform reports and Title XVIII and Title XIX cost reports with AHCCCSA.

20. CERTIFICATION OF TRUTHFULNESS OF REPRESENTATION

By signing this subcontract, the Subcontractor certifies that all representations set forth herein are true to the best of its knowledge.

21. CERTIFICATION OF COMPLIANCE - ANTI-KICKBACK AND LABORA-TORY TESTING

By signing this subcontract, the Subcontractor certifies that is has not engaged in any violation of the Medicare Anti-Kickback statute 42 USC SectionSection1320a-7b) or the "Stark I" and "Stark II" laws governing related-entity referrals (PL 101-239 and PL 101-432) and compensation therefrom. If the Subcontractor provides laboratory testing, it certifies that it has complied with 42 CFR
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
Section411.361 and has sent to AHCCCSA simultaneous copies of the information required by that rule to be sent to the Health Care Financing Administration.

22. CONFLICT IN INTERPRETATION OF PROVISIONS

In the event of any conflict in interpretation between provisions of this subcontract and the AHCCCS Minimum Subcontract Provisions, the latter shall take precedence.

23. ENCOUNTER DATA REQUIREMENT

If the Subcontractor does not bill the Contractor (e.g., Subcontractor is capitated), the Subcontractor shall submit encounter data to the Contractor in a form acceptable to AHCCCSA.

24. CLINICAL LABORATORY IMPROVEMENT AMENDMENTS OF 1988

The Clinical Laboratory Improvement Amendment (CLIA) of 1988 requires laboratories and other facilities that test human specimens to obtain either a CLIA Waiver or CLIA Certificate in order to obtain reimbursement from the Medicare and Medicaid (AHCCCS) programs.
In addition, they must meet all the requirements of 42 CFR 493, Subpart A.

To comply with these requirements, AHCCCSA requires all clinical laboratories to provide verification of CLIA Licensure or Certificate of Waiver during the provider registration process. Failure to do so shall result in either a termination of an active provider ID number or denial of initial registration. These requirements apply to all clinical laboratories.

Pass-through billing or other similar activities with the intent of avoiding the above requirements are prohibited. Contractor may not reimburse providers who do not comply with the above requirements.

25. INSURANCE

[THIS PROVISION APPLIES ONLY IF THE SUBCONTRACTOR PROVIDES SERVICES DIRECTLY TO AHCCCS MEMBERS]

The Subcontractor shall maintain for the duration of this subcontract a policy or policies of professional liability insurance, comprehensive general liability insurance and automobile liability insurance. The Subcontractor agrees that any insurance protection required by this subcontract, or otherwise obtained by the Subcontractor, shall not limit the responsibility of Subcontractor to indemnify, keep and save harmless and defend the State and AHCCCSA, their agents, officers and employees as provided herein. Furthermore, the Subcontractor shall be fully responsible for all tax obligations, Worker's Compensation Insurance, and all other applicable insurance coverage, for itself and its employees, and AHCCCSA shall have no responsibility or liability for any such taxes or insurance coverage.

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26. FRAUD AND ABUSE

If the Subcontractor discovers, or is made aware, that an incident of potential fraud or abuse has occurred, the Subcontractor shall report the incident to the Program Contractor, who shall proceed in accordance with the AHCCCS Health Plans and Program Contractors Policy for Prevention, Detection and Reporting of Fraud and Abuse. Incidents involving potential member eligibility fraud should be reported to AHCCCSA, Office of Managed Care, Member Fraud Unit. All other incidents of potential fraud should be reported to AHCCCSA, Office of the Director, Office of Program Integrity. (See AHCCCS Rule R9-22-511.)


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